Exhibit 10.1
                                CREDIT AGREEMENT


                  This CREDIT AGREEMENT (as amended, supplemented or modified from time to time, this "Agreement") is dated as of August 29, 2003 and is between STANLEY FURNITURE COMPANY, INC. and SOUTHTRUST BANK.

                  The parties hereto agree as follows:


                                    ARTICLE I
                               GENERAL DEFINITIONS

                  Section 1.1. Definitions. The following terms, as used herein, have the following meanings:


                  "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.3(b)(i).

                  "Advance" means a Loan other than a Letter of Credit Loan.

                  "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Application" means any Application and Agreement for Standby Letter of Credit executed and delivered by the Borrower to the Bank in accordance with the terms and conditions of this Agreement, substantially in the form of the Bank's standard Application and Agreement for Standby Letter of Credit and appropriately completed; or such other form, containing such relevant revisions as to which the Bank and the Borrower shall mutually agree in order to conform such form to the terms and conditions of this Agreement, as shall be appropriately completed, executed and delivered by the Borrower to the Bank; and all extensions, supplements and modifications thereto, and renewals thereof; and "Applications" means all of said applications.

                  "Auto-Borrow Documents" has the meaning set forth in Section 2.2(c).

                  "Bank" means SouthTrust Bank, an Alabama banking corporation, and its successors and assigns.

                  "Borrower" means Stanley Furniture Company, Inc., a Delaware corporation, and its successors.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commitment" means initially $25,000,000.00, as such amount may be reduced from time to time thereafter pursuant to Section 2.7.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                  "Date of Maturity" has the meaning set forth in Section 2.12.

                  "Debt" shall mean with respect to any Person, at any date of determination, (i) all indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed (including, without limitation, all Capitalized Lease Obligations); (ii) all indebtedness, whether or not for borrowed money, secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed by such Person; (iii) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise other than any trade payable in the ordinary course of business that is a current liability under GAAP); (iv) any indebtedness of the character referred to in clauses (i), (ii) or (iii) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable to the extent the market value of any assets such Person has placed in trust for the benefit of the holders of that indebtedness is less than the aggregate amount of that indebtedness; and (v) any indebtedness of any other Person of the character referred to in subdivision (i), (ii), (iii) or (iv) of this definition with respect to which the Person whose Debt is being determined has become liable by way of a Guarantee; all as determined in accordance with GAAP, provided, however, Debt shall not include indorsement of negotiable instruments for collection in the ordinary course of business.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Birmingham, Alabama are authorized by law to close.

                  "Domestic Lending Office" means the Bank's office located at its address set forth on the signature pages hereof (or identified on the signatures pages hereof as its Domestic Lending Office) or such other office as the Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower; provided that the Bank may from time to time by notice to the Borrower designate separate Domestic Lending Offices for its Prime Advances, in which case all references herein to the Domestic Lending Office of the Bank shall be deemed to refer to either or both of such offices, as the context may require.

                  "Effective Date" means the date of this Agreement.

                  "Euro-Dollar Advance" means at any time any Advance which bears interest at such time at a rate equal to or based on a Euro-Dollar Rate.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                  "Euro-Dollar Lending Office" means the Bank's office, branch or affiliate located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Euro-Dollar Lending Office) or such other office, branch or affiliate as the Bank may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower.

                  "Euro-Dollar Rate" means a rate of interest determined in accordance with Section 2.3(b).

                  "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.3(b)(i).

                  "Event of Default" has the meaning set forth in Section 8.1.

                  "Financial Covenants" means the covenants set forth in Sections 5.2 through 5.4, inclusive, as from time to time in effect.

                  "Fixed Euro-Dollar Advance" has the meaning set forth in
Section 2.3(b)(i).

                  "Fixed Euro-Dollar Rate" has the meaning set forth in Section 2.3(b)(i).

                  "Floating Euro-Dollar Advance" has the meaning set forth in
Section 2.3(b)(ii).

                  "Floating Euro-Dollar Rate" means the rate of interest determined in accordance with Section 2.3(b)(ii).

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Government" means any federal, state or local government, authority, agency, court or other body, officer or entity, and any arbitrator with authority to bind a party at law.

                  "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, indorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

                  "Interest Period" means, with respect to each Fixed Euro-Dollar Advance, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three, four, five, or six months thereafter, as specified in such Notice; provided that:

                           (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                           (ii) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

                           (iii) if any such Interest Period includes the Date of Maturity but does not end on such date, then said Interest Period shall end on the Date of Maturity, subject to clauses (i) and (ii) above.

                  "Lending Office" means the Bank's Domestic Lending Office or its Euro-Dollar Lending Office, as the context may require, and "Lending Offices" means both of said offices.

                  "Letter of Credit" means any irrevocable standby letter of credit issued by the Bank for the account of the Borrower pursuant to the terms hereof and of an Application, including all extensions, supplements and modifications thereto, and renewals thereof; and "Letters of Credit" means all of said letters of credit.

                  "Letter of Credit Loans" has the meaning set forth in Section 2.1.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" means any Euro-Dollar Advance, Prime Advance, or Letter of Credit Loan, and "Loans" means all of said loans.

                  "London Interbank Offered Rate" has the meaning set forth in
Section 2.3(b)(i).

                  "Note" means the promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Advances.

                  "Notice of Borrowing" has the meaning set forth in Section
2.2.

                  "Notice of Interest Rate Election" has the meaning set forth in Section 2.4(a).

                  "Outstanding Letter of Credit Balance" means the aggregate of
(i) the undrawn amount of all outstanding Letters of Credit, plus (ii) all amounts paid by the Bank in connection with drawings under Letters of Credit for which the Bank has not been reimbursed in accordance with the related Application (including by any Advance).

                  "Permitted Liens" means the Liens referred to in clauses (i) through (vii) of Section 6.8(a).

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" has the meaning set forth in Section 7.1.

                  "Prime Rate" means the rate of interest publicly announced by the Bank in Birmingham, Alabama from time to time as its prime rate. It is a rate set by the Bank based upon various factors, including its costs and desired return, general economic conditions and other factors, and is used by the Bank as a reference point for pricing some loans, which may be priced at, above or below the Prime Rate. Any change in the Prime Rate shall take effect on the opening of business on the day specified in the announcement of such change.

                  "Prime-Based Rate" means a rate of interest based on the Prime Rate as provided in Section 2.3(a).

                  "Prime Advance" means at any time any Advance which bears interest at such time at a Prime-Based Rate.

                  "Revolving Credit Period" means the period from the Effective Date to but excluding the Date of Maturity, or, if earlier, the date of termination pursuant to Section 2.7.

                  "Revolving Loan Balance" means, at any time, the outstanding principal balance of Advances plus the Outstanding Letter of Credit Balance, at such time.

                  "Subsidiary" has the meaning set forth in Section 5.1.

                  "Tax" means any fee (including license, filing and registration fee), tax (including any income, gross receipts, franchise, sales, use or real, personal, tangible or intangible property tax), interest equalization or stamp tax, assessment, levy, impost, duty, charge or withholding of any kind or nature whatsoever, imposed or assessed by any Government, together with any penalty, fine or interest thereon.

                  "Unfunded Vested Liabilities" has the meaning set forth in
Section 7.1.

                  "Wholly-Owned Consolidated Subsidiary" shall mean any Subsidiary, all of the voting stock of which or other equity interest in the profits or capital thereof shall, at the time of determination, be owned by the Borrower or another Wholly-Owned Consolidated Subsidiary.

                  Section 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Bank.


                                   ARTICLE II
                                   THE CREDIT

                  Section 2.1. Commitment to Make Loans. The Bank agrees, on the terms and conditions set forth in this Agreement, the Applications and the Note, from time to time during the Revolving Credit Period to make Advances to the Borrower and to issue Letters of Credit for the account of the Borrower ("Letter of Credit Loans"); provided, however, that the Revolving Loan Balance shall at no time exceed the Commitment. Subject to the foregoing, the Borrower may borrow under this Section 2.1, prepay or repay, and re-borrow. To the extent, at any time, the Revolving Loan Balance exceeds the Commitment, such excess amount shall be immediately due and payable by the Borrower without notice or demand.

                  Section 2.2.      Method of Borrowing.

                  (a) The Borrower shall give the Bank notice (which may be oral if promptly confirmed in writing) (a "Notice of Borrowing") not later than 11:30 a.m. (Central Time) on the date of each Loan (unless the Loan is a Euro-Dollar Advance, in which case such notice shall be given two (2) Euro-Dollar Business Days before such Loan, or a Letter of Credit Loan, in which case such notice shall be given two (2) Domestic Business Days before such Loan), specifying:

                           (i) the date of such Loan, which shall be a Domestic Business Day (unless such Loan is a Euro-Dollar Advance, in which case the date of such Loan shall be a Euro-Dollar Business Day);

                           (ii) the amount of such Loan;

                           (iii) whether such Loan is an Advance or a Letter of Credit Loan;

                           (iv) if an Advance, whether such Advance is to bear interest initially at the Prime-Based Rate, the Fixed Euro-Dollar Rate, or the Floating Euro-Dollar Rate; and

                           (iv) if such Advance is to bear interest at the Fixed Euro-Dollar Rate, the duration of the initial Interest Period applicable thereto, which shall comply with the definition of Interest Period.

                  (b) Unless the Bank determines that any applicable condition specified in this Agreement has not been satisfied, the Bank will credit the amount of each requested Advance to the general deposit account of the Borrower with the Bank. If the Loan is a Letter of Credit Loan, the Bank shall comply with the instructions set forth in the related Application.

                  (c) In the event the Borrower and the Bank enter into a Cash Management Service Agreement and other documents and agreements in connection with the Bank's "SouthSweep Plus" service, or any similar successor service ("Auto-Borrow Documents"), then any conflict between the terms of this Section
2.2 and the terms of the Auto-Borrow Documents shall be resolved in favor of the Auto-Borrow Documents.

                  Section 2.3.      Interest Rates.

                  (a) Prime-Based Rate. If the Borrower elects, or this Agreement otherwise provides, that an Advance shall bear interest at a Prime-Based Rate, interest shall accrue on the outstanding principal amount of such Advance for each day from the date such Advance is made until it becomes due, at a variable rate per annum equal at all times to the Prime Rate from time to time in effect, minus one percent (1.0%).

                  (b) Euro-Dollar Rates.

                           (i) If the Borrower elects that an Advance shall bear
interest at a Fixed
Euro-Dollar Rate (each, a "Fixed Euro-Dollar Advance"), interest shall accrue on the outstanding principal amount of such Advance, for each Interest Period applicable thereto, at a rate per annum equal to the applicable Fixed Euro-Dollar Rate; provided that if any Fixed Euro-Dollar Advance or any portion thereof shall, as a result of clause (iii) of the definition of Interest Period, have an Interest Period of less than 30 days, such Euro-Dollar Advance or portion thereof shall bear interest for each day during such Interest Period at the Floating Euro-Dollar Rate for such day. As used herein, the following terms have the following meanings:

                           (A) The "Fixed Euro-Dollar Rate" applicable to any Fixed Euro-Dollar Advance for any Interest Period means a rate per annum equal to the sum of one-half of one percent (0.50%) plus the applicable Adjusted London Interbank Offered Rate.

                           (B) The "Adjusted London Interbank Offered Rate" means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing the applicable London Interbank Offered Rate by 1.00 minus the Euro-Dollar Reserve Percentage.

                           (C) The "London Interbank Offered Rate" means the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days prior to the first day of the applicable Interest Period for a term comparable to such Interest Period (in the case of a Fixed Euro-Dollar Advance) or at approximately 11:00 a.m. (London time) on each day a Floating Euro-Dollar Advance is outstanding, for a term comparable to a 30-day interest period beginning on such day (in the case of a Floating Euro-Dollar Advance); provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days prior to the first day of such Interest Period for a term comparable to the applicable Interest Period (in the case of a Fixed Euro-Dollar Advance) or at approximately 11:00 a.m. (London time) on each day a Floating Euro-Dollar Advance is outstanding, for a term comparable to a 30-day interest period beginning on such day (in the case of a Floating Euro-Dollar Advance); provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                           (D) "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in Birmingham, Alabama with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which consists of or includes deposits by reference to which the interest rate on Euro-Dollar Advances is determined or any category of extensions of credit or other assets which consists of or includes loans by a non-United States office of the Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                           (ii) If the Borrower elects, or this Agreement otherwise provides, that an Advance shall bear interest at the "Floating Euro-Dollar Rate" (each, a "Floating Euro-Dollar Advance"), interest shall accrue on the outstanding principal amount of such Advance for each day from the date such Advance is made until it becomes due, at a variable rate per annum equal at all times to the thirty (30) day Adjusted London Interbank Offered Rate, as such Adjusted London Interbank Offered Rate may change on not less than a daily basis, plus one-half of one percent (0.50%).

                  (c) Any amount of principal not paid to the Bank within fifteen (15) days after the date such payment is due shall bear interest, payable ON DEMAND, for each day until paid at a rate per annum equal to the sum of 4% plus the otherwise applicable interest rate.

                  (d) The Bank shall give prompt notice to the Borrower by telephone of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  Section 2.4. Method of Electing Interest Rates. (a) Each Advance shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by such Advance (subject in each case to the provisions of Article IX), as follows:

                           (i) if such Advance is bearing interest at a Prime-Based Rate, the Borrower may elect to change the applicable rate to a Euro-Dollar Rate as of any Euro-Dollar Business Day;

                           (ii) if the Advance is bearing interest at a Euro-Dollar Rate, the Borrower may elect to change the applicable rate to the other Euro-Dollar Rate or the Prime-Based Rate, in the case of an existing Fixed Euro-Dollar Rate, beginning on the last day of the then current Interest Period applicable to such Advance;

                           (iii) if the Advance is bearing interest at a Fixed Euro-Dollar Rate, the Borrower may elect to continue such Advance at the then current Fixed Euro-Dollar Rate, or at a different Fixed Euro-Dollar Rate, for a corresponding Interest Period, beginning on the last day of the then current Interest Period applicable to such Advance;

                           (iv) if the Advance is bearing interest at the Prime-Based Rate or the Floating Euro-Dollar Rate, the Borrower may elect to designate such Advance as any combination of Prime Advances or Euro-Dollar Advances as of any Euro-Dollar Business Day (subject to the definition of Interest Period); and

                           (v) if the Advance is bearing interest at a Fixed Euro-Dollar Rate, the Borrower may elect to designate the Advance as any combination of Prime Advances or Euro-Dollar Advances as of the last day of the then current Interest Period applicable to such Advance (subject to the definition of Interest Period).

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Bank not later than 11:30 a.m. (Central Time) on the date the new type of interest rate selected in such notice is to begin (unless any Advance or Advances are to bear interest at a Fixed Euro-Dollar Rate, in which case such notice shall be delivered to the Bank at least two (2) Euro-Dollar Business Days before the Interest Period selected in such notice is to begin).

                  (b) Each Notice of Interest Rate Election shall specify with respect to the outstanding Advance or Advances to which such notice applies:

                           (i) the date on which the new type of interest rate or additional Interest Period selected in such notice is to begin, which shall comply with the applicable clauses of subparagraph (a) above;

                           (ii) if the type of interest rate borne by the Advance or Advances is to be changed, the new type of interest rate selected and, if the new rate is a Fixed Euro-Dollar Rate, the duration of the initial Interest Period;

                           (iii) if the Advance or Advances are currently bearing interest at a Fixed Euro-Dollar Rate and such type of rate is to be continued for an additional Interest Period, the duration of such additional Interest Period; and

                           (iv) if any Advance or Advances are to be designated as a combination of Prime Advances and Euro-Dollar Advances, the information specified in clauses (i) through (iii) above as to each such Prime Advance and Euro-Dollar Advance.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

                  (c) If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Bank selecting a new type of interest rate for an additional Interest Period for any Fixed Euro-Dollar Advance, such Advance shall bear interest at the Floating Euro-Dollar Rate commencing on the last day of the then current Interest Period and continuing until the Borrower selects a different type of interest rate for such Advance as provided in this Section.

                  Section 2.5.      Note and Applications.

                  (a) The Advances shall be evidenced by a single Note of the Borrower payable to the order of the Bank for the account of such Lending Office or Lending Offices as the Bank shall direct in an amount equal to the aggregate unpaid principal amount of the Advances.

                  (b) The Bank shall record, and prior to any transfer of the Note shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date and amount of each Advance and the date and amount of each payment of principal made by the Borrower with respect thereto; provided, however, that any failure by the Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of the Note. The Bank is hereby irrevocably authorized by the Borrower so to endorse the Note and to attach to and make a part of the Note a continuation of any such schedule as and when required.

                  (c) The obligation of the Borrower to reimburse the Bank for amounts paid by the Bank under a Letter of Credit shall be evidenced by an Application with respect to said Letter of Credit.

                  Section 2.6.      Fees.


                  (a) During the Revolving Credit Period, the Borrower shall pay to the Bank a commitment fee at the rate of ten and one-half (10.5) basis points per annum on the average daily unused portion of the Commitment for each calendar quarter. As used herein, (i) "unused portion of the Commitment" means, for any day, the amount of the Commitment minus the Revolving Loan Balance for such day, and (ii) "average daily" means, for any calendar quarter, the sum of each day's unused portion of the Commitment, divided by the number of days in said calendar quarter. Such commitment fee shall be payable on the fifth day of each calendar quarter in arrears, commencing on the first such date following the Effective Date, and on the Date of Maturity.

                  (b) As to each Letter of Credit, the Borrower shall pay to the Bank a letter of credit fee in an amount equal to one-half of one percent (0.50%) of the outstanding amount of said Letter of Credit. Each letter of credit fee shall be payable prior to or simultaneously with the issuance of each Letter of Credit and upon each anniversary thereof, if any. Upon the occurrence of an Event of Default, the letter of credit fee shall be automatically increased to three percent (3%) of the amount of each Letter of Credit.

                  Section 2.7. Optional Termination or Reduction of the Commitment. The Borrower may, upon at least three Domestic Business Day's notice to the Bank, terminate at any time, or reduce from time to time by an aggregate amount of $5,000,000.00 or any larger multiple of $1,000,000.00, the unused portion of the Commitment. If the Commitment is terminated in its entirety, any accrued commitment fee shall be payable on the effective date of such termination.

                  Section 2.8.      Optional Prepayments.

                  (a) The Borrower may prepay the Prime Advances and the Floating Euro-Dollar Advances in whole or in part by paying the principal amount to be prepaid and, unless the prepayment is a principal payment made pursuant to the Auto-Borrow Documents, accrued interest thereon to the date of prepayment.

                  (b) The Borrower may prepay, prior to the last day of any Interest Period, the Fixed Euro-Dollar Advances to which such Interest Period applies, in whole or in part, by paying the principal amount to be prepaid and, unless the prepayment is a principal payment made pursuant to the Auto-Borrow Documents, accrued interest thereon to the date of prepayment and any amounts due pursuant to Section 2.10.

                  (c) Unless the prepayment is a principal payment made pursuant to the Auto-Borrow Documents, the Borrower shall give the Bank notice of each prepayment of all or any part of the principal amount of any Fixed Euro-Dollar Advance at least two (2) Euro-Dollar Business Days before the date of each such prepayment, specifying:

                           (i) the date of such prepayment;

                           (ii) the aggregate amount of principal to be prepaid; and

                           (iii) the Advances to which such prepayment is to be applied, which shall be selected by the Borrower subject to the provisions of subsection (d) below.

                  (d) The aggregate amount of principal to be prepaid pursuant to each notice of prepayment shall be applied to prepay the Advance or Advances specified in such notice, provided that each such prepayment shall be applied first to prepay Advances which bear interest at a Prime-Based Rate or the Floating Euro-Dollar Rate or which have an Interest Period ending on the date of such prepayment and then, only if all of the foregoing Advances are to be prepaid in full, to prepay Advances having Interest Periods ending after the date of such prepayment (in which case the Borrower shall in addition reimburse the Bank for any resulting losses as provided in Section 2.10). No optional prepayment of the Advances shall reduce the amount of any subsequent payment required by the Note.

                  Section 2.9. General Provisions as to Payments. This Section
2.9 applies to payments other than payments made pursuant to the Auto-Borrow Documents. The Borrower shall make each payment of principal of and interest on, the Advances and of the commitment fee hereunder, not later than 11:00 a.m. (Central Time) on the date when due, in Federal or other funds immediately available in Birmingham, Alabama, to the Bank at its address referred to in
Section 10.1. Whenever any payment of principal of, or interest on, the Prime Advances or of the commitment fee shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Advances shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal of is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  Section 2.10. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Euro-Dollar Advance or any Fixed Euro-Dollar Advance is required to bear interest at a Floating Euro-Dollar Rate or a Prime-Based Rate (pursuant to Article II or IX, or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow or prepay any Fixed Euro-Dollar Advance after the related Notice of Borrowing or notice of prepayment therefor has been given to the Bank, the Borrower shall reimburse the Bank on demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties; provided that the Bank shall have delivered to the Borrower a certificate as to the amount of any loss or expense, which certificate shall be conclusive in the absence of manifest error.

                  Section 2.11. Computation of Interest and Commitment Fee. Interest on Advances and on the commitment fee hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period (if applicable) from and including the first thereof to be but excluding the last day thereof.

                  Section 2.12. Date of Maturity. The Borrower may borrow, repay and reborrow under the Note, the Applications and this Agreement from the Effective Date until that date which is twenty-four (24) months after the Effective Date (the "Initial Maturity Date"). The Borrower may request a twelve
(12) month extension beyond the Initial Maturity Date, said request to be received by the Bank no later than four (4) months prior to the first anniversary of the Effective Date, and the Bank will grant or refuse said request for extension, in its sole discretion, within sixty (60) days after its receipt of said request; provided, however, that the failure of the Bank either to grant or refuse said request within said time shall be deemed a refusal of said request. Borrower may request, and the Bank will consider, future one-year extensions in the following manner:

                  (i) Each request must be in writing and specify the requested new Date of Maturity, which new date must comply with the requirements of this Section.

                  (ii) Each request must be received by the Bank no later than sixteen (16) months prior to the then applicable Date of Maturity, and the Bank will grant or refuse said request for extension, in its sole discretion, within sixty (60) days after its receipt of said request; provided, however, that the failure of the Bank either to grant or refuse said request within said time shall be deemed a refusal of said request.

                  (ii) Each request for an extension of the Date of Maturity which is approved by the Bank shall take effect on the next following anniversary of the Effective Date and the new Date of Maturity shall be twenty-four (24) months from said anniversary.

If either party elects to terminate the Commitment and the Loans, then, subject to Sections 2.7 and 8.1, all amounts under the Loans will become immediately due and payable in full on the Initial Maturity Date or such later date as has been agreed to (as applicable, the "Date of Maturity"); provided, however, the obligation of the Bank to make Loans is subject to the terms, provisions, and limitations set forth herein and in the Note and Applications, and, provided further, upon termination of the Commitment and the Loans, all rights and remedies of the Bank under this Agreement, the Applications and the Note shall survive such termination until all amounts owing to the Bank under the Loans, and said documents, have been paid in full.

                  Section 2.13. Terms of Letters of Credit. Each Letter of Credit shall be issued pursuant to an Application and expire on a date not later than the Domestic Business Day preceding the Date of Maturity. The Bank may, at its option, but need not, make an Advance in order to reimburse itself for any amount paid by it pursuant to a Letter of Credit. To the extent any amount paid by the Bank as aforesaid is not, for any reason, paid with the proceeds of an Advance, said amount shall be payable by the Borrower ON DEMAND and until paid in full shall accrue interest at the rate then applicable under the related Application. Any conflict between the terms of an Application and the terms of this Agreement shall be resolved in favor of said terms as set forth in this Agreement.


                                   ARTICLE III
                               CONDITIONS TO LOANS

                  The obligation of the Bank to make each Loan is subject to the satisfaction of the following conditions:

                  Section 3.1.      All Loans.  In the case of each Loan:
                                    ---------

                           (i) receipt by the Bank of Notice of Borrowing as required by Section 2.2, or compliance with the Auto-Borrow Documents, as applicable;

                           (ii) the fact that no Default has occurred and is continuing or would result from such Loan;

                           (iii) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects on and as of the date of such Loan, or, if made as of a specific date, as of such date; and

                           (iv) if the Loan is a Letter of Credit Loan, receipt by the Bank of a duly executed and completed Application.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date thereof that the facts hereinabove set forth in clauses
(ii) and (iii) of this Section are true as of such date.

                  Section 3.2.      First Loan.  In the case of the first Loan:
                                    ----------

                           (i) receipt by the Bank of a duly executed Note dated on or before the date of such Loan, complying with the provisions of
         Section 2.5;

                           (ii) all legal matters incident to this Agreement, the Note and any Application delivered at such time, and the transactions contemplated hereby and thereby, shall be reasonably satisfactory to Troutman Sanders LLP, counsel for the Bank;

                           (iii) receipt by the Bank of (A) a copy of the Borrower's certificate of incorporation, as amended, certified by the appropriate office of the State of Delaware; (B) a certificate of such office, dated as of a recent date, as to the good standing and charter documents of the Borrower on file; and (C) a certificate of the Secretary or an Assistant Secretary of the Company dated the date of such Loan and certifying (1) that the certificate of incorporation of the Borrower has not been amended since the date of the last amendment thereto indicated on the certificate furnished pursuant to clause (B) above, (2) as to the absence of dissolution or liquidation proceedings by or against the Borrower, (3) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the date of such certification, (4) that attached thereto is a true, correct and complete copy of resolutions adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the Note and any Applications delivered at such time and that said resolutions have not been amended and are in full force and effect on the date of such certificate and (5) as to the incumbency and specimen signatures of each officer of the Borrower executing this Agreement, the Note and any Applications delivered at such time, or any other document delivered in connection herewith or therewith;

                           (iv) receipt by the Bank of an opinion of McGuireWoods LLP, counsel for the Borrower, covering such matters relating to the Borrower and the transactions contemplated hereby as the Bank may reasonably request;

                           (v) receipt by the Bank of certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name the Borrower (under its present name and any previous names) as debtor or seller, together with copies of such financing statements (all of which shall have been disclosed in writing to, and accepted by, the Bank);

                           (vi) receipt by the Bank of a certificate signed by the President or Executive Vice President - Finance and Administration of the Borrower, to the effect set forth in clauses (ii) and (iii) of
         Section 3.1; and

                           (vii) receipt by the Bank of all documents it may reasonably request relating to the existence of the Borrower and its corporate authority to execute, deliver and perform this Agreement, the Note and the Applications and the validity of this Agreement, the Note and the Applications and any other matters relevant hereto or thereto, all in form and substance satisfactory to the Bank.

All documents and opinions referred to in this Article shall be in form and substance satisfactory to the Bank and its counsel.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants that:

                  Section 4.1. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Borrower and each Subsidiary is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could reasonably be expected to have a material adverse effect on the business, financial position, results of operations or properties of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                  Section 4.2. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Note and the Applications are within its corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of the articles of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Borrower or result in the creation or imposition of any Lien on any of its assets.

                  Section 4.3. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower, and the Note and Applications, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with its terms, except as (i) the enforceability hereof and thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  Section 4.4.      Financial Information.

                  (a) The most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, and the related consolidated financial statements for the fiscal year then ended, reported on by PriceWaterhouseCoopers LLP (or other independent certified public accountant satisfactory to the Bank), copies of which have been delivered to the Bank, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the date thereof and their results of operations and changes in financial position for such fiscal year. As of the date of such financial statements, the Borrower and its Consolidated Subsidiaries did not have any material contingent obligation, contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in any of such financial statements or notes thereto.

                  (b) The most recent quarterly unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries and the related unaudited consolidated financial statements for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, copies of which have been delivered to the Bank, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in clause (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their results of operations and changes in financial position for such period (subject to normal year-end adjustments).

                  (c) Since the date of latest balance sheet submitted to the Bank, there has been no material adverse change in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                  Section 4.5. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Consolidated Subsidiaries before any court, governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement, the Note or any Application.

                  Section 4.6. Marketable Title. The Borrower has good and marketable title to all its properties and assets (other than properties which individually or in the aggregate are not material to the Borrower) subject to no Lien, except Permitted Liens.

                  Section 4.7. Filings. All actions by or in respect of, and all filing with, any governmental body, agency or official required in connection with the execution, delivery and performance of this Agreement, the Note and the Applications, or necessary for the validity or enforceability thereof or for the protection or perfection of the rights and interests of the Bank thereunder, will, prior to the date of delivery thereof, have been duly taken or made, as the case may be, and will at all times thereafter remain in full force and effect.

                  Section 4.8. Regulation U. The Borrower does not own any "margin stock" as such term is defined in Regulation U. The proceeds of the Loans will be used by the Borrower only for the purposes set forth in Section
6.13 hereof. None of the Loan proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might constitute the Loans a "purpose credit" within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                  Section 4.9. Taxes. United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1997. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all Taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, other than Taxes being contested in good faith or Taxes the failure to pay could not reasonably be expected to have a material adverse effect on the business, financial position or results of operations of Borrower and its Consolidated Subsidiaries, considered as a whole. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                  Section 4.10. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for such governmental licenses, authorization, consents and approvals the failure to have, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

Section 4.11.  Environmental Compliance.   Except as set forth on Schedule 4.11:


                  (a) The Borrower (including for purposes of this Section 4.11, any former or current Affiliate or Subsidiary of the Borrower) is in material compliance with all applicable laws, rules, regulations and orders of all governmental bodies, agencies and officials relating to environmental matters and the release, handling and disposal of hazardous, toxic and polluting substances.

                  (b) The Borrower has obtained and is in material compliance with all required material Governmental permits, certificates, licenses, approvals and other authorizations, and has filed all material notifications relating to air emissions, effluent discharges and solid and hazardous waste storage, treatment and disposal required in connection with its ownership or use of real estate or the operation of its business.

                  (c) There are no outstanding notices of violation, orders, written claims, citations, written complaints, penalty assessments, suits or other proceedings, administrative, criminal or civil, at law or in equity, pending against the Borrower or its properties that would have a material adverse effect on the Borrower's business, financial position or results of operations or on any facility or the operation of any facility, and no investigation or review is pending or to the knowledge of the Borrower threatened against the Borrower by any governmental body, agency or official with respect to any material alleged violation of any governmental environmental law, regulation, ordinance, standard, permit or order in connection with its ownership or use of any real estate or the conduct of its business.

                  (d) All toxic or hazardous substances generated by the Borrower have been transported in material compliance with law to storage, treatment and disposal facilities permitted or authorized to handle such substances by the governmental agency with jurisdiction thereof. No notification of release of a hazardous substance pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Clean Water Act or the Clean Air Act of any other environmental law, regulation or ordinance has been filed as to any property now or formerly occupied or owned by the Borrower.

                  (e) No hazardous, toxic or polluting substances have been released, discharged or disposed of on property now or formerly owned or occupied by the Borrower that would have a material adverse effect on the Borrower's business, financial position or results of operations or any facility or operation of such facility.

                  (f) The Borrower has not received from any environmental regulatory entity and any requests for information, notices of claim, demand letters or other notification that in connection with the ownership or use of any real estate or the conduct of the Borrower's business it is or may be potentially responsible to respect to any investigation or clean-up hazardous substances or toxic waste or pollutants at any sites that could reasonably be expected to have a material adverse effect on the business, financial position or results of operations of Borrower and its Consolidated Subsidiaries, considered as a whole or on any facility or the operation of such facility.

                  (g) To the best knowledge of the Borrower, no waste generated by the Borrower has ever been sent, nor is waste generated by the Borrower being sent, directly or indirectly, to any site listed or formerly proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed on any state list of hazardous substances sites requiring investigation or clean up.

                  Section 4.12. Disclosure. None of this Agreement, any Application, any schedule or exhibit thereto or document, certificate, report, statement or other information furnished to the Bank in connection herewith or therewith or with the consummation of the transactions contemplated hereby or thereby contains any material misstatement of fact or, taken as a whole, omits to state a material fact necessary to make the statements contained herein or therein not misleading.


                                    ARTICLE V
                               FINANCIAL COVENANTS

                  The Borrower agrees that so long as the Bank is committed to make Loans hereunder or any amount payable hereunder or under the Note or any Application remains unpaid or contingent:

                  Section 5.1. Certain Definitions. As used in this Article V and elsewhere in this Agreement, the following terms have the following meanings:

                  "Capitalized Lease Obligation" shall mean any rental obligation which, under GAAP, would be required to be capitalized on the books of the Borrower or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

                  "Consolidated" shall mean the consolidated financial information of the Borrower and its Subsidiaries under GAAP.

                  "Consolidated Assets" shall mean, as at any date of determination, the total assets of the Borrower and its Subsidiaries appearing on a Consolidated balance sheet prepared under GAAP as of the date of determination, after deducting any reserves applicable thereto and after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

                  "Consolidated Capitalization" shall mean, at any time, the sum of (i) Consolidated Debt at such time plus (ii) Consolidated Net Worth at such time.

                  "Consolidated Fixed Charges" shall mean, for the Borrower and its Subsidiaries on a Consolidated basis, the sum (without duplication) of: (i) all Rentals (excluding all principal components of Rentals under Capitalized Lease Obligations) paid during the most recently completed four fiscal quarters (the "Prior Period"); and (ii) all Consolidated Interest Charges for the Prior Period.

                  "Consolidated Interest Charges" shall mean, for the Borrower and its Subsidiaries on a Consolidated basis for the four fiscal quarters most recently ended, all interest expense (as determined in accordance with GAAP) on all Debt (including Capitalized Lease Obligations) net of interest income.

                  "Consolidated Net Earnings" shall mean, for any applicable period, for the Borrower and its Subsidiaries on a Consolidated basis, the excess of (a) gross revenues over (b) all expenses and charges of a proper character (including current and deferred taxes on income and current additions to reserves) each for the applicable period, but not including in gross revenues: (i) any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sales, conversions or other dispositions of capital assets outside the ordinary course of business, (ii) any gains resulting from the write-up of assets, (iii) any earnings or deferred credit (or amortization of a deferred credit) of any Person acquired by the Borrower or any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition not included in gross revenues under GAAP, or (iv) any deferred credit representing the excess of equity in any Subsidiary of the Borrower at the date of acquisition over the cost of the investment in such Subsidiary, (v) proceeds of life insurance policies on any Responsible Officer exceeding $250,000 for such period, (vi) gains arising from the acquisition of debt securities for a cost less than the principal amount and accrued interest,
(vii) extraordinary items or transactions of a non-recurring or non-operating and material nature or arising from gains or sales relating to the discontinuance of operations, or (viii) any portion of the net earnings (included in the determination of such Consolidated Net Earnings or such Consolidated Net Loss) of any Subsidiary which for any reason shall be unavailable for payment of dividends to the Borrower, all as determined in accordance with GAAP. If the above calculation results in an amount less than zero, then for such period there shall be a Consolidated Net Loss as determined in the definition thereof in this Section.

                  "Consolidated Net Loss" shall mean, for any applicable period, for the Borrower and its Subsidiaries on a Consolidated basis, the excess of (a) expenses and charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to resources) over (b) gross revenues for the same period, but not including in gross revenues those items listed in clauses (i) through (iv), inclusive, in the definition of "Consolidated Net Earnings" herein, all as determined in accordance with GAAP. If the above calculation results in an amount of zero or more, then for such period there shall be Consolidated Net Earnings as determined in the definition thereof in this Section.

                  "Consolidated Net Worth" shall mean, at any time, for the Borrower and its Subsidiaries on a Consolidated basis shareholders' equity at such time determined in accordance with GAAP.

                  "Consolidated Operating Income" shall mean, for the Borrower and its Subsidiaries on a Consolidated basis for the four fiscal quarters most recently ended, Consolidated Net Earnings, or Consolidated Net Loss, as the case may be, for such period, plus to the extent deducted in calculating such Consolidated Net Earnings or Consolidated Net Loss, Taxes, Consolidated Interest Charges and Rentals.

                  "Consolidated Priority Debt" means, on a Consolidated Basis at any date of determination, the sum of the aggregate amount of Debt of all Subsidiaries, plus Debt of any Person which is secured by, or otherwise benefiting from, a Lien on any property, tangible or intangible, of the Borrower or any Subsidiary, whether or not the Borrower or such Subsidiary has assumed or become liable for the payment of such Debt, plus the present value of the Rentals obligations of the Borrower or a Subsidiary as lessee under a Capitalized Lease Obligation (discounted according to GAAP at the debt rate implicit in the lease).

                  "Cumulative Amounts Available For Restricted Payments" shall mean, for the period (taken as one accounting period) beginning on January 1, 1999, and ending as of the last day of the most recently completed fiscal quarter before any proposed Restricted Payment,

(1)      $25,000,000; plus

(2) 50% of Consolidated Net Earnings, or 100% of the Consolidated Net Loss, as the case may be, during such period; plus

(3) the total net cash proceeds received by the Company from the sale of its stock during such period;less

(4) the aggregate amount of all Restricted Payments made during such period.

                  "Disposition" means the sale, lease, transfer or other disposition of property, and "Disposed of" has a corresponding meaning to Disposition.

                  "Rentals" shall mean for any period of determination all fixed rents or charges (including as such all payments during any such period of determination which the lessee is obligated to make on termination of the lease or surrender of the property) payable by the Borrower or a Subsidiary (as lessee, sublessee, licensee, franchisee or the like) for such period under a lease, license, or other agreement for the use or possession of real or personal property, tangible or intangible, as determined in accordance with GAAP.

                  "Responsible Officer" shall mean the chief executive officer, chief operating officer, principal financial officer, principal accounting officer, treasurer or assistant treasurer of the Borrower or any other senior executive officer of the Borrower involved principally in its financial administration or its controllership function.

                  "Stock Repurchase Plan" shall mean a plan approved by the Board of Directors of the Borrower authorizing the appropriate officers of the Borrower to purchase shares of stock of the Borrower, from time to time, on the open market through negotiated purchases or otherwise.

                  "Subsidiary" shall mean any corporation, partnership or limited liability company organized or formed under the laws of any state of the United States of America which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States or Canada, whose accounts are or are required to be consolidated with the Borrower's under GAAP.

                  Section 5.2. Consolidated Operating Income to Consolidated Fixed Charges. Consolidated Operating Income shall at all times be greater than 200% of Consolidated Fixed Charges. This covenant shall be tested on a rolling four-quarter basis.

                  Section 5.3. Consolidated Debt to Consolidated Capitalization. Consolidated Debt shall at no time exceed 55% of Consolidated Capitalization. This covenant shall be tested quarterly at the end of each calendar quarter.

                  Section 5.4. Consolidated Priority Debt to Consolidated Net Worth. Consolidated Priority Debt shall at no time exceed 10% of Consolidated Net Worth. This covenant shall be tested quarterly at the end of each calendar quarter.

                  Section 5.5. Sale of Assets. The Borrower will not, and will not permit any Subsidiary to, Dispose of any property or assets, except:

                  (i) the Borrower or any Subsidiary may sell inventory in the ordinary course of business;

                  (ii) any Subsidiary may dispose of its assets to the Borrower or a Wholly-Owned Consolidated Subsidiary;

                  (iii) the Borrower or any Subsidiary may sell or otherwise dispose of worn out or obsolete equipment in the ordinary course of business;

                  (iv) the Borrower or any Subsidiary may Dispose of its assets (whether or not leased back) so long as, immediately after giving effect to such proposed Disposition: (A) the consideration for such assets represents the fair market value of such assets (as determined in good faith by the Borrower's Board of Directors) at the time of such Disposition; and (B) the net book value of all assets so Disposed of by the Borrower and its Subsidiaries during the prior 12 months, does not exceed 15% of Consolidated Assets; and (C) the amount of Consolidated Operating Income produced by all assets so Disposed of by the Borrower and its Subsidiaries during the prior 12 months, does not exceed 15% of Consolidated Operating Income at the end of the most recently completed 12 months; and (D) no Default or Event of Default shall exist; provided, however, if after any Disposition, the net book value of all assets Disposed of during the prior 12 months exceeds 15% of Consolidated Assets or the Consolidated Operating Income produced by all assets Disposed of during the prior 12 months exceeds 15% of Consolidated Operating Income, the Borrower shall, within 12 months of the date of such Disposition, apply the proceeds (net of reasonable expenses) from such Disposition (or such portion thereof as is necessary to cause compliance with the provisions of this Section) to acquire operating assets and equipment to be used in the furniture manufacturing business of the Borrower and its Wholly-Owned Consolidated Subsidiaries.

For purposes of this Section 5.5, (a) the net book value of any assets shall be determined as of the respective date of Disposition of those assets and the Consolidated Operating Income produced by any assets shall be determined using Consolidated Operating Income for the 12 month period before the respective date of Disposition of those assets; and (b) in the case of the sale or issuance of the stock of a Subsidiary, the amount of Consolidated Operating Income, or amount of Consolidated Assets, as the case may be, contributed by the stock Disposed of shall be assumed to be the percentage of outstanding stock sold or to be sold. This covenant shall be tested quarterly at the end of each calendar quarter.

                  Section 5.6. Restricted Payments. Except as otherwise permitted by this Section, the Borrower will not pay or declare any dividend on any class of its stock or make any other distribution on account of any class of its stock; or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its stock (all of the foregoing being herein called "Restricted Payments"); except out of Cumulative Amounts Available For Restricted Payments and so long as (1) at the time of declaration of such Restricted Payment, no Default or Event of Default exists or would exist as a result thereof and (2) the Restricted Payment is made within 60 days after the declaration thereof; provided, however, that for purposes of (1) and (2) above, purchases of any shares of the Borrower's stock made pursuant to a Stock Repurchase Plan shall be deemed to be declared on the date the Restricted Payment is made to acquire such stock. This covenant shall be tested quarterly at the end of each calendar quarter.

         The calculation of Restricted Payments and Cumulative Amounts Available For Restricted Payments shall exclude: (i) stock splits, dividends paid, or distributions made, in stock of the Borrower; or (ii) exchanges of stock of one or more classes of the Borrower, except to the extent cash or other value is involved in such exchange. The term "stock" as used in this Section shall include warrants or options to purchase stock.


                                   ARTICLE VI
                                 OTHER COVENANTS

                  The Borrower agrees that so long as the Bank is committed to make Loans hereunder or any amount payable hereunder or under the Note or any Application remains unpaid or contingent:

Section 6.1. Information. The Borrower will deliver or cause to be delivered to the Bank:
                                    -----------
(i) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated financial statements for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon by PriceWaterhouseCoopers LLP or other independent public accountants satisfactory to the Bank, which opinion shall state that such consolidated financial statements present fairly the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the date of such financial statements and the results of their operations for the period covered by such financial statements in conformity with GAAP applied on a consistent basis (except for changes in the application of which such accountants concur) and shall not contain any "going concern" or like qualification or exception or qualifications arising out of the scope of the audit;

(ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries and the related consolidated financial statements for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end audit adjustments) as complete and correct by the chief financial officer or chief accounting officer of the Borrower;

(iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of the chief financial officer or chief accounting officer of the Borrower, (A) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the Financial Covenants and Sections 5.5 and 5.6 on the date of such financial statements, (B) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (C) stating whether, since the date of the most recent previous delivery of financial statements pursuant to clause (i) or (ii) of this Section, there has been any material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, which has not been reported on a filing made with the U. S. Securities and Exchange Commission and, if so, the nature of such material adverse change;

         (iv) forthwith upon any Responsible Officer's obtaining knowledge of any Default, a certificate of the chief financial officer or chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (v) as soon as reasonably practicable after obtaining knowledge of the commencement of, or of a material threat of the commencement of, an action, suit or proceeding against the Borrower or any of its Subsidiaries which could reasonably be expected to materially adversely affect the business, properties, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity of this Agreement, the Note, any Application, or any of the other transactions contemplated hereby or thereby, the nature of such pending or threatened action, suit or proceeding and such additional information as may be reasonably requested by the Bank;

         (vi) promptly upon transmission thereof, copies of all press releases and other statements made available generally by the Borrower or its Subsidiaries to the public concerning material developments in the results of operations, financial condition, business or prospects of the Borrower or its Subsidiaries; and

         (vii) from time to time such additional information regarding the financial position, results of operations or business of the Borrower or any of its Subsidiaries as the Bank may reasonably request.

                  Section 6.2. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge, as the same shall become due and payable, (i) all their respective obligations and liabilities, including all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of their properties or assets, and (ii) all lawful Taxes, assessments and charges or levies made upon their properties or assets, by any governmental body, agency or official except where any of the items in clause (i) or (ii) of this Section 6.2 may be diligently contested in good faith by appropriate proceedings, and the Borrower or such Subsidiary shall have set aside on its books, if required under GAAP, appropriate reserves for the accrual of any such items.

                  Section 6.3. Maintenance of Property; Insurance. The Borrower will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in their respective businesses in good working order and condition, subject to ordinary wear and tear; will maintain with financially sound and reputable insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against by companies engaged in the same or a similar business; and will furnish to the Bank upon request full information as to the insurance carried.

                  Section 6.4. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each of its Subsidiaries to continue, to engage in the home furnishings business, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except where the Borrower reasonably determines that the existence of a Subsidiary is no longer required by the Borrower's business, and prior written notice thereof is given to the Bank.

                  Section 6.5. Compliance with Laws. The Borrower will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings, or where the failure to comply could not reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                  Section 6.6. Accounting; Inspection of Property, Books and Records. The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities, will maintain, and will cause each of its Subsidiaries to maintain, their respective fiscal reporting periods on the present basis and will permit, and will cause each of its Subsidiaries to permit, representatives of the Bank to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                  Section 6.7. Debt. The Borrower and its Consolidated Subsidiaries will not incur or at any time be liable with respect to any Debt except:

                  (i) Debt of any Consolidated Subsidiary to the Borrower or any Wholly-Owned Subsidiary;

                  (ii) other Debt of Consolidated Subsidiaries permitted under the Financial Covenants; and

                  (iii) other Debt of the Borrower (other than Debt owed to a Consolidated Subsidiary) if after giving effect thereto, the Borrower is in compliance with the provisions of the Financial Covenants.


                  Section 6.8.      Restriction on Liens.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to at any time create, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired by the Borrower or any of its Subsidiaries or assign or subordinate any present or future right to receive assets except:

     (i) Liens for Taxes (including ad valorem and property Taxes) and assessments or governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings;

     (ii) other Liens incidental to the conduct of the Borrower's business or the maintenance, operation, construction or ownership of its property and assets (including pledges or deposits in connection with workers' compensation and social security Taxes, assessments and charges, and landlords, mechanics and materialmen Liens and survey exceptions or encumbrances, easements or reservations, rights-of-way, or zoning restrictions) provided that (A) such Liens were not incurred in connection with the borrowing of money, or the obtaining of advances or credit or the payment of the deferred purchase price of property and (B) the existence of such Lien does not materially detract from the value of such property or assets to the Borrower or any Subsidiary or unreasonably interfere with the ordinary conduct of business;

     (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with Debt;

     (iv) any Lien created to secure all or any part of the purchase price incurred or assumed to pay all or any part of the purchase price of property acquired by the Borrower or a Subsidiary after the Effective Date, provided that: (A) any such Lien shall be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or for specific use with such acquired property; (B) the principal amount of the Debt secured by any such Lien shall at no time exceed 100% of the lesser of (1) the cost to the Borrower or the Subsidiary of the property acquired and (2) the fair market value of such property (as determined in good faith by the Borrower's Board of Directors) at the time of such acquisition; and (C) any such Lien shall be created within three hundred sixty-five (365) days after the acquisition of the property or completion of the improvements;

     (v) Liens securing Capitalized Lease Obligations provided such Liens are limited to the property subject to such leases;

     (vi) other Liens securing Debt permitted under the Financial Covenants and which is (a) Debt of any Subsidiary to the Borrower or any Wholly-Owned Consolidated Subsidiary; (b) other Debt of Subsidiaries permitted under the Financial Covenants; or (c) other Debt of the Borrower (other than Debt owed to a Subsidiary) if after giving effect thereto, the Borrower is in compliance with the provisions of the Financial Covenants; and

     (vii) any right of set off or banker's lien (whether by common law, statute, contract or otherwise) in favor of any Person to whom neither the Borrower nor Subsidiary owes any Debt.

     (b) Except as otherwise specifically set forth herein, Borrower agrees that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens, and unless prior written consent is obtained from the Bank, it will make or cause to be made effective provisions whereby the Loans shall be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured. The Borrower further agrees that if any Person (other than the Borrower) Guarantees or provides collateral in any manner for any Debt of the Borrower or any Subsidiary, it will simultaneously cause such Person to Guarantee or provide collateral for the Loans equally and ratably with all Debt Guaranteed or secured by such Person pursuant to documentation in form and substance reasonably satisfactory to the Bank and such Person.

                  Section 6.9. Consolidations, Mergers. The Borrower will not, and will not permit any Subsidiary to consolidate or merge with or into any other Person, other than the Borrower or a Wholly-Owned Consolidated Subsidiary.

                  Section 6.10. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment in, engage in any transaction with or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate of the Borrower or any of its Subsidiaries (other than a Wholly-Owned Consolidated Subsidiary), except that the Borrower or any Subsidiary of the Borrower may make payment or provide compensation (including without limitation the establishment of customary employee benefit plans) for personal services rendered by employees and other Persons on terms fair and reasonable in light of the circumstances under which such services were or are to be rendered.

                  Nothing in this Section 6.10 shall prohibit the Borrower or any Subsidiary of the Borrower from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate, or prohibit the Borrower or any Subsidiary of the Borrower from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Borrower or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than on the basis on which such Affiliate participates.

                  Section 6.11. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or acquire any investment in any Person (whether by share purchase, capital contribution, loan, time deposit or otherwise) other than:

     (i) any investment in a Subsidiary or an entity that becomes a Subsidiary simultaneously with such investment,

     (ii) any evidence of debt, maturing not more than one year after the date of issue, issued by the United States of America, or any instrumentality or agency thereof and guaranteed fully as to principal, interest and premium, if any, by the United States of America,

     (iii) any repurchase agreement or certificate of deposit, maturing not more than one year after the date of purchase, issued by the Bank or a commercial bank, bank holding company or trust company which is located within the United States of America, organized under the laws of the United States of America or the laws of any State thereof, is a member of the Federal Reserve System, has a Thompson Bank Watch Rating (or if no longer available, a comparable rating system), at the time of determination, of "B" (or higher), and has a combined capital and surplus and undivided profits of at least $500,000,000,

     (iv) commercial paper, maturing not more than 270 days after the date of purchase, issued by a corporation (other than the Borrower or any Subsidiary or Affiliate) organized and existing under the laws of any state within the United States of America with a rating, at the time as of which any determination thereof is to be made, of "P-1" (or higher) according to Moody's Investors Service (or if no longer available, a comparable rating system), or "A-1" (or higher) according to Standard & Poor's Corporation (or if no longer available, a comparable rating system),

     (v) property or assets acquired solely in exchange for capital stock of the Borrower, and

     (vi) any other investment of the Borrower or any of its Subsidiaries, other than investments specified in clauses (i) through (v) above if, after giving effect to such investment, the Borrower is in compliance with the provisions of the Financial Covenants.

                  Section 6.12. Transactions with Other Persons. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement with any Person whereby any of them shall agree to any restriction on the Borrower's right to amend or waive any of the provisions of this Agreement.

                  Section 6.13. Use of Proceeds. The proceeds of the Loans will be used by the Borrower for general working capital and other general corporate purposes, including, without limitation, stock repurchase plans. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U.

                  Section 6.14. Independence of Covenants. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

                  Section 6.15. Banking Relationship. The Borrower shall, and shall cause its Subsidiaries to, maintain its principal operating accounts with the Bank, as promptly as practicable after the Effective Date.


                                   ARTICLE VII
                             EMPLOYEE BENEFIT PLANS

                  Section 7.1.      Certain Definitions.  As used in this
Article VII, the following terms have the following meanings:

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of a member or members of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                  "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                  Section 7.2. Compliance with ERISA. Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with provisions of ERISA and the Code presently applicable to each Plan. No member of the Controlled Group has incurred any liability, or has entered into any transaction that is likely to cause any liability to be incurred, to the PBGC, other than for premiums not yet due, or any Plan under Title IV of ERISA, other than for contributions not yet due. No Lien has been attached and no Person has threatened to attach a Lien on any property of the Borrower as a result of the Borrower's failure to comply with ERISA.

Section 7.3. Prohibited Transactions. The Borrower will not at any time permit any Plan to:


     (i)  engage in any  "prohibited  transaction",  as such term is  defined in
Section  4975 of the Code or in Section 406 of ERISA,  that is not exempt  under
Section 4975(d) of the Code or Section 408 of ERISA;

     (ii) incur any "accumulated funding deficiency", as such term is defined in
Section 302 of ERISA, whether or not waived; or

     (iii) be terminated in a manner which could result in the imposition of a Lien on the property of the Borrower pursuant to Section 4068 of ERISA.

                  Section 7.4. Information. The Borrower agrees that so long as the Bank is committed to make Loans hereunder, or any amount payable hereunder or under the Note or any Application remains unpaid or contingent, the Borrower will deliver or cause to be delivered to the Bank if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice.


                                  ARTICLE VIII
                                    DEFAULTS

                  Section 8.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (i) the Borrower shall fail to pay when due and for five (5) days thereafter any principal of or interest on any Loan, any fee or any other amount payable hereunder or under the Note or any Application;

     (ii) the Borrower shall fail to observe or perform any covenant contained in Article V or in Section 6.7, 6.8, 6.9, 6.12 or 6.13;

     (iii) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (i) or (ii) above) for thirty (30) days after the earlier to occur of (A) the date written notice thereof has been given to the Borrower by the Bank, and (B) the date notice thereof should have been given to the Bank under Section 6.1(iv);

     (iv) any representation, warranty, certification or statement made by the Borrower in this Agreement or any Application, or by the Borrower in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

     (v) the Borrower or any Subsidiary of the Borrower shall fail to make any payment in respect of any Debt (other than the Note or an Application) when due and after any applicable grace period, where the aggregate of all such Debt, combined with the aggregate of all Debt described in clause (vi), below, without duplication, exceeds $3,500,000;

     (vi) any event or condition shall occur which results or would result in the acceleration of the maturity of any Debt of the Borrower or any Subsidiary of the Borrower, or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof or cause the Borrower or said Subsidiary to repurchase said Debt, where the aggregate of all such Debt, combined with the aggregate of all Debt described in clause (v), above, without duplication, exceeds $3,500,000;

     (vii) the Borrower or any Subsidiary of the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporation action to authorize any of the foregoing;

     (viii) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary of the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary of the Borrower under the federal bankruptcy laws as now or hereafter in effect;

     (ix) any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $200,000.00 which it shall have become liable to pay to the PBGC, any Plan or any Plan trustee under Title IV of ERISA or ss. 412 of the Code; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $500,000.00 (collectively, a "Material Plan") shall be provided under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Controlled Group to enforce Section 515 of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

     (x) one or more final judgments or orders for the payment of money in excess of $3,500,000.00 shall be rendered against the Borrower or any Subsidiary of the Borrower for which no insurer has acknowledged, in writing, responsibility for liability, subject to customary deductibles, and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days; then, and in every such event, the Bank, at its option, may by notice to the Borrower terminate the Commitment and it shall thereupon terminate, and may, at its option, by notice to the Borrower declare the Note (together with accrued interest thereon) to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in paragraph (vii) or (viii) above with respect to the Borrower, without any notice to the Borrower or any other act by the Bank, the Commitment shall thereupon terminate and the Note (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence of any Event of Default, then, or at any time after the happening of the same, the Bank may, at its option, demand that the Borrower, within ten (10) days of such demand, arrange for the cancellation of each outstanding Letter of Credit such that the Bank has no further liability under any Letter of Credit, or in the event the Borrower fails to procure the cancellation of any Letter of Credit within such ten (10) day period, demand that the Borrower pay to the Bank, as cash collateral, the remaining amounts available to be drawn, if any, under all Letters of Credit not so canceled and such amounts shall thereupon become immediately due and payable. In the event the Borrower pays to the Bank or the Bank collects from the Borrower sums representing the remaining amounts available to be drawn under said outstanding Letters of Credit, the Bank shall hold such sums in a non-interest-bearing account as security for the Borrower's obligation to reimburse the Bank for amounts paid by the Bank under the Letters of Credit or otherwise due hereunder. Upon the expiration of each of the Letters of Credit and the Bank's reasonable determination that it has no further liability thereunder, and provided the Borrower shall have no other unpaid Debt to the Bank under this Agreement, the Note, or any of the Applications, the Bank shall repay such sums to the Borrowers to the extent they exceed the remaining amounts actually paid by the Bank under said Letter of Credit. The Bank's rights under this Section 8.1 are in addition to other rights and remedies which the Bank may have.

                                   ARTICLE IX
                             CHANGE IN CIRCUMSTANCES
                         AFFECTING EURO-DOLLAR ADVANCES

Section 9.1.      Basis for Determining Interest Rate Inadequate or Unfair.
                  If on or prior to the first day of any Interest Period, with respect to a Fixed Euro-Dollar Advance, or at any time, with respect to Floating Euro-Dollar Advances (as applicable, the "Determination Date"),

     (i) the  Bank  determines  that  deposits  in  Dollars  (in the  applicable
amounts)  are  not  being  offered  to  it  in  the  relevant   market  on  such
Determination Date, or

     (ii) the Bank determines that the Adjusted London Interbank Offered Rate, or LIBOR, as the case may be, as determined by the Bank, will not adequately and fairly reflect the cost to it of funding the Euro-Dollar Advances on or after the Determination Date, the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the right of the Borrower to elect to have Advances bear interest at the applicable Euro-Dollar Rate, shall be suspended and each outstanding Euro-Dollar Advance affected thereby shall begin bearing interest at the Prime-Based Rate on the last day of the then current Interest Period applicable thereto or on the Determination Date, as the case may be, notwithstanding any prior election by the Borrower to the contrary. Nothing in this Section shall limit the right of the Borrower under Article II to elect interest rates which are not affected by the circumstances giving rise to a notice under this Section.
     Section 9.2. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank (or its Euro-Dollar Lending Office) to make, maintain or fund the Euro-Dollar Advances and the Bank shall so notify the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make Euro-Dollar Advances shall be suspended. Before giving any notice to the Borrower pursuant to this Section, the Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of the Bank, be otherwise disadvantageous to it. If such notice is given, all Euro-Dollar Advances then outstanding shall begin bearing interest at the Prime-Based Rate, notwithstanding any prior election by the Borrower to the contrary, either (i) on the last day of the then current Interest Period applicable to Fixed
Euro-Dollar Advances, if the Bank may lawfully continue to maintain and fund such Loans at the applicable Euro-Dollar Rate to such day, or (ii) immediately, with respect to Floating Euro-Dollar Advances, or if the Bank may not lawfully continue to maintain and fund such Loans at the applicable Fixed Euro-Dollar Rate to such day (in which case the Borrower shall in addition reimburse the Bank for any resulting losses as provided in Section 2.10).

                  Section 9.3.      Increased Cost and Reduced Return.

                  (a) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (i) shall subject the Bank (or its Lending Office) to any Tax, duty or other charge with respect to the Euro-Dollar Advances, the Note or its obligation to make Euro-Dollar Advances, or shall change the basis of taxation of payments to the Bank (or its Lending Office) of the principal of or interest on the Euro-Dollar Advances or any other amounts due under this Agreement in respect of its Euro-Dollar Advances or its obligation to make Euro-Dollar Advances (except for changes in the rate of tax on the overall net income of the Bank or its Lending Office imposed by the jurisdiction in which the Bank's principal executive office or Lending Office is located); or

                           (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Euro-Dollar Advance, any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Bank's Lending Office or shall impose on the Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Euro-Dollar Advances, the Note or its obligation to make Euro-Dollar Advances;

and the result of any of the foregoing is to increase the cost to the Bank (or its Lending Office) or making or maintaining any Euro-Dollar Advance, or to reduce the amount of any sum received or receivable by the Bank (or its Lending Office) under this Agreement or under the Note with respect thereto, by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to it. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. If any such additional compensation is subsequently determined to be invalid or inapplicable, the Bank will promptly refund any amount erroneously billed to the Borrower.

                  (b) If the Bank shall determine that any applicable law, rule, regulation or guideline, or the adoption after the date hereof of any other law, rule, regulation or guidelines regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or the capital of any Person controlling the Bank as a consequence of the Bank's obligations hereunder to a level below that which the Bank or such controlling Person could have achieved but for such law, adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within ten days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining any such amount, the Bank may use any reasonable averaging and attribution methods. If any such additional compensation is subsequently determined to be invalid or inapplicable, the Bank will promptly refund any amount erroneously billed to the Borrower.


                                    ARTICLE X
                                  MISCELLANEOUS

                  Section 10.1. Notices. All notices, requests and other communications to a party hereunder shall be in writing and shall be given to such party at its address set forth on the signature pages hereof or such other address as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication shall be effective (i) if given by mail, 48 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Bank under Section 2.2, 2.4, 2.7, 2.8 and 2.12, and Article IX, shall not be effective until received.

                  Section 10.2. No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Note or any Application shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 10.3. Expenses. The Borrower shall pay (i) all out-of-pocket expenses of the Bank, including fees and disbursements of special counsel for the Bank, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder, any amendment hereof, or any Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or either Note.

                  Section 10.4. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations now or hereafter existing under this Agreement, the Note or any Application, irrespective of whether or not the Bank shall have made any demand hereunder or under the Note and although such obligation may be unmatured. The rights of the Bank under this Section 10.4 are in addition to other rights and remedies (including, without limitation, other rights of set-offs) which the Bank may have. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Note or any Application may exercise rights of set-off or counterclaim or other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                  Section 10.5. Amendments and Waivers. Any provision of this Agreement or of the Note or any Application may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank.

                  Section 10.6.     Successors and Assigns.
                                    ----------------------

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Bank.

                  (b) The Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in the Commitment or in any or all of the Loans or the Note. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder, and the Bank shall continue to deal solely and directly with the Borrower in connection with the Bank's rights and obligations under this Agreement. Any agreement pursuant to which the Bank may grant such a participating interest shall provide that the Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that the Bank will not agree to any modification, amendment or waiver of this Agreement which would have the effect of (i) increasing, decreasing or extending the Commitment or subjecting the Bank to any additional obligation, (ii) reducing the principal of or rate of interest on any Loan, (iii) postponing the date fixed for any payment of principal of or interest on any Loan or fees hereunder or under the Note or any Application, or
(iv) extending the Revolving Credit Period. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                  (c) The Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Note, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee and the Bank, with (and subject to) the consent of the Borrower; provided that if an Assignee is an affiliate of the Bank, no such consent shall be required. Upon execution and delivery of such an instrument and payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee, such Assignee shall become a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank and the Borrower shall make appropriate arrangements so that, if required, a new Note or Notes is issued to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account deliver to the Borrower certification as to exemption from deduction or withholding of any United States federal income taxes.

                  (d) The Bank may at any time assign all or any portion of its rights under this Agreement, any Application and the Note to a Federal Reserve Bank. No such assignment shall release the Bank from its obligations hereunder.

                  (e) Subject to Section 10.7, the Bank may furnish any information concerning the Borrower in its possession from time to time to Assignees and Participants (including prospective Assignees and Participants) and may furnish such information in response to credit inquiries consistent with general banking practice.

                  (f) No assignee or other transferee of the Bank's rights shall be entitled to receive any greater payment under Section 9.3 than the Bank would have been entitled to receive with respect to the rights assigned or otherwise transferred.

                  Section 10.7 Confidential Information. The Bank hereby agrees to use its best efforts to hold in confidence and not to disclose any Confidential Information. The Bank may furnish any information concerning the Borrower or any of its Subsidiaries in its possession from time to time (a) to an Assignee or Participant (including prospective Assignee and Participant) who is notified of the confidential nature of the information and agrees to use its reasonable best efforts to keep confidential all Confidential Information from time to time supplied to it, (b) to the state and federal regulators of the Bank, its corporate parent, or any affiliate of the Bank, upon the request of said governmental authorities, (c) in response to requests or orders of any court, grand jury, or other judicial or quasi-judicial body (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands, or similar process), provided the Bank gives the Borrower prompt notice of any such request so that the Borrower may seek an appropriate protective order, (d) to the Bank's accountants, attorneys and auditors, provided the Bank advises such persons of the confidential nature of such information and instructs them to keep such information confidential, (e) as necessary or appropriate to enforce any right or remedy of the Bank under this Agreement, including, without limitation, any proceeding described in Sections
10.10 or 10.11, and (f) pursuant to requests therefor by any Person subject to the federal Right to Financial Privacy Act or any comparable state statute, if made in compliance with said Act or state statute, or the Internal Revenue Service, if made in compliance with the Code and applicable regulations. For the purpose of this Section, the term "Confidential Information" shall mean information about the Borrower or any Subsidiary furnished by the Borrower or any Subsidiary to the Bank, but does not include any information (i) which is publicly known, or otherwise known to the Bank, at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission by the Bank, or (iii) which otherwise becomes known to the Bank other than through disclosure by the Borrower or any Subsidiary.

                  Section 10.8. Virginia Law. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

                  Section 10.9. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Bank shall have received counterparts hereof signed by both parties.

                  Section 10.10. Enforcement of Arbitration; Submission to Jurisdiction. Any legal action or proceeding to enforce an arbitration award pursuant to Section 10.11 shall be brought in the courts of the Commonwealth of Virginia in Richmond, Virginia, or of the United States of America for the Eastern District of Virginia and in no other courts, and by execution and delivery of this Agreement the Bank and each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably and unconditionally waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of the forum non conveniens which it now or hereafter may have to the bringing of any action or proceeding in such respective jurisdictions.

                  Section 10.11. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  (i) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN RICHMOND, VIRGINIA, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                  (ii) RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

                  Section 10.12. Entire Agreement. This Agreement, the Note and the Applications set forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all previous understandings, written or oral, in respect thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   STANLEY FURNITURE COMPANY, INC.    [SEAL]



                                    By /s/Douglas I. Payne
                                       ----------------------------------
                                          Name:  Douglas I. Payne
                                          Title: Executive Vice President -
                                                 Finance and Administration

                                    1641 Fairystone Park Highway
                                    Stanleytown, Virginia 24168


                                    SOUTHTRUST BANK                   [SEAL]



                                    By /s/Brian A. Rountree
                                       ---------------------------------
                                          Name:  Brian A. Rountree
                                          Title: Vice President

                           Lending Offices: SouthTrust Tower
                                            420 North 20th Street
                                            Birmingham, Alabama  35203

                           Notice Address:  951 East Byrd Street, Suite 810
                                            Richmond, Virginia  23219

                                  Schedule 4.11


The Borrower's facilities in Robbinsville, North Carolina, and West End, North Carolina, are listed on the North Carolina Inactive Hazardous Waste Sites Priority List.

  EXHIBIT A


                                  FORM OF NOTE

$25,000,000.00                                              August ____, 2003

         FOR VALUE RECEIVED, STANLEY FURNITURE COMPANY, INC. a Delaware corporation (the "Borrower"), promises to pay to the order of SOUTHTRUST BANK (the "Bank") for the account of such Lending Office or Offices or as the Bank shall direct, the principal sum of Twenty-five Million and no/100 Dollars ($25,000,000.00), or so much of that sum as the Bank may advance, together with interest on the principal balance outstanding from time to time at the rate provided in the Credit Agreement referred to below. All payments of principal and interest shall be made in lawful money of the United States in immediately available funds at the following address of the Bank:

                  Post Office Box 830716
                  Birmingham, AL  35283-0716
                  Attention: Commercial Loans.

                   All Advances made by the Bank to the Borrower pursuant to the Credit Agreement and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided, that any failure by the Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms hereof.

                  Interest on the outstanding principal balance of this Note shall be payable in consecutive monthly installments on the __________ day of each month, commencing __________, 2003; provided that unpaid principal, interest and fees shall be due and payable in full on the Date of Maturity.

                  This Note is the "Note" referred to in the Credit Agreement dated as of August 29, 2003, between the Borrower and the Bank (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof, the acceleration of the maturity hereof, and other terms hereof.

                                  STANLEY FURNITURE COMPANY, INC.    [SEAL]


                                  By____________________________
                                  Title:


                  LOANS AND PAYMENTS OF PRINCIPAL
======= ========== ============ =========== ===========  ===========
                                 Amount of    Unpaid
           Type       Amount     Principal   Principal     Notation
   Date   of Loan     of Loan     Repaid      Balance      Made By
======== ========= ============ =========== ===========  ===========
-------- --------- ------------ ----------- -----------  -----------
-------- --------- ------------ ----------- -----------  -----------
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-------- --------- ------------ ----------- -----------  -----------
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